EXHIBIT 99.1

November 5, 2007

Investor Contact: Martie Edmunds Zakas

Sr. Vice President – Strategic Planning & Investor Relations

770-206-4237

mzakas@muellerwp.com

Media Contact: Nancy Young

Consultant

770-206-4240

nyoung@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2007 RESULTS

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA.B, MWA) today reported net sales of $474.9 million, income from operations of $50.7 million and net income of $14.6 million, or $0.13 per diluted share, in the fourth quarter ended September 30, 2007. Summarized consolidated 2007 fourth quarter and full year results, as compared to 2006 fourth quarter and full year results, are as follows:

•

Consolidated net sales for the fourth quarter were $474.9 million, down 8.3 percent compared to $518.1 million for the same period last year. For the full year, net sales were $1,849.0 million, a decrease of 4.4 percent from $1,933.4 million in 2006.

•

Operating income for the quarter was $50.7 million compared to $71.6 million for the fourth quarter 2006. Operating income margin was 10.7 percent in the fourth quarter 2007, down from 13.8 percent in the fourth quarter 2006. For the full year, operating income was $210.0 million, as compared to $129.0 million in 2006. Prior period results include $120.7 million of plant closure and acquisition related costs.

•

Adjusted EBITDA was $76.8 million in the fourth quarter 2007 compared to $96.1 million in the fourth quarter 2006. Adjusted EBITDA margin for the fourth quarter 2007 was 16.2 percent compared to 18.5 percent in 2006. Adjusted EBITDA for the full year was $311.4 million, a decline of 10.2 percent from $346.6 million in 2006. Adjusted EBITDA margin for the full year 2007 was 16.8 percent versus 17.9 percent for 2006.

•

Income per diluted share was $0.13 for the fourth quarter 2007 and income per diluted share for the same period last year was $0.15. For the full year, income per diluted share was $0.42 as compared to $0.05 in 2006.

“Our results for the fourth quarter reflect the steep decline in new residential construction, one of our largest end markets” said Chairman, President and CEO Gregory E. Hyland. “We have taken decisive actions to address these challenging market conditions. We have reduced expenses, increased cash flow and strengthened our overall balance sheet. The steps we have taken, and will continue to take, are helping us manage through this business cycle and better position us to capitalize on long-term opportunities in the water infrastructure market.”

1200 Abernathy Road, N.E.    |    Suite 1200    |    Atlanta, GA 30328

www.muellerwaterproducts.com

Fourth Quarter Operating Results

Net sales decreased primarily due to volume declines in the Mueller Co. and U.S. Pipe segments, principally caused by a downturn in residential construction demand. While volume related to repair and replacement work in the municipal sector increased year-over-year, it did not offset weakness in residential construction. This decline was also partially offset by higher pricing across all segments and net sales from Fast Fabricators, which was acquired in January 2007.

The declines in operating income and related margin were largely attributable to lower shipments of higher-margin water infrastructure products. Additional factors affecting operating income and operating income margin include higher manufactured cost per unit due to reduced plant production levels associated with lower shipment volumes and inventory reductions, as well as increased raw material costs in the Mueller Co. and U.S. Pipe segments. These results were partially offset by higher pricing and synergy related cost savings associated with plant consolidations and other expense reduction initiatives.

Fourth Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment were $199.5 million in the fourth quarter of 2007 compared to $222.2 million in the fourth quarter of 2006. The $22.7 million decrease in net sales was primarily due to unit volume declines that were partially offset by price increases. Reduced unit volumes in iron gate valves, hydrants and brass service products were the result of continuing weakness in residential construction. Distributor orders that were placed before the effective dates of May and June 2006 price increases also contributed to an overall higher level of shipments in the fourth quarter of 2006.

Income from operations of $34.7 million and Adjusted EBITDA of $47.6 million in the fourth quarter of 2007 compare to income from operations of $52.6 million and Adjusted EBITDA of $65.3 million in the fourth quarter of 2006.

Volume declined $34.5 million from the previous year quarter, which resulted in a decrease in operating income of approximately $13.3 million. While raw material costs increased $10.0 million, this was more than offset by $11.8 million in higher pricing. A decline in sales volume and an initiative to lower inventory levels drove a decision to reduce production in the third quarter. This action ultimately increased fourth quarter cost of sales by approximately $11.0 million due to under-absorbed overhead, as inventory manufactured in the third quarter was sold in the fourth quarter. About half of this under-absorbed overhead relates to the inventory reduction plan. We also realized $4.6 million additional costs savings, including the benefits of the synergy program.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment were $146.6 million in the fourth quarter of 2007 compared to $163.9 million in the prior year quarter. Lower ductile iron pipe shipments were partially offset by price increases and results from the Fast Fabricators acquisition.

Income from operations of $10.4 million and Adjusted EBITDA of $16.4 million in the fourth quarter of 2007 compare to income from operations of $10.4 million and Adjusted EBITDA of $16.1 million in the fourth quarter of 2006. Fourth quarter 2007 income from operations and Adjusted EBITDA were negatively impacted by lower shipment volumes of ductile iron pipe and higher-margin value added products. Increased pricing offset higher raw material costs. Income from operations in the prior year quarter includes $1.9 million of related party charges allocated to U.S. Pipe by the Company’s former parent.

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Anvil Segment

Net sales for the Anvil segment of $142.5 million in the fourth quarter of 2007 increased 2.9 percent compared to $138.5 million in the fourth quarter of 2006 due primarily to higher prices.

Income from operations of $13.4 million and Adjusted EBITDA of $19.8 million in the fourth quarter of 2007 compare to income from operations of $16.1 million and Adjusted EBITDA of $22.1 million in the fourth quarter of 2006. The decline in operating income, Adjusted EBITDA and related margins was primarily due to a foreign currency hedge and the timing of certain other operating costs.

Legacy Income Tax Exposure

The Company acquired Predecessor Mueller Company on October 3, 2005. Predecessor Mueller Company refers to Mueller Co. and Anvil International prior to that acquisition. The Company has recently determined that, as the acquirer of Predecessor Mueller Company, it may have exposure with respect to certain state income tax matters of Predecessor Mueller Company. The Company believes the worst case state tax liability, excluding interest and penalties, related to the pre-acquisition period is approximately $7.5 million. This amount, net of federal tax benefit, has been recorded as an adjustment to goodwill. Also the Company has estimated that it may incur an additional $1.1 million of state income tax expense related to the three month period subsequent to the acquisition. This amount, net of federal tax benefit, has been recorded as tax expense in the fourth quarter 2007. In addition, the fourth quarter 2007 includes $1.9 million of estimated interest expense related to these legacy tax obligations. However, inherent uncertainties exist in estimates of tax contingencies, and the actual amounts payable could vary. The additional tax and interest expense in the fourth quarter 2007 reduced earnings per share by approximately $0.02.

Interest Expense, Net

Interest expense, net of interest income, was $22.1 million in the fourth quarter 2007 compared to $17.3 million in the fourth quarter 2006. Interest expense on the Company’s outstanding debt obligations was $20.8 million in the fourth quarter 2007 compared to $23.0 million in the fourth quarter 2006. Interest expense in the current year quarter also includes $1.9 million related to the legacy income tax exposure and $0.8 million of interest income. Interest expense, net of interest income, in the prior year quarter includes interest income of $1.8 million and a $2.9 million prepayment penalty earned as a result of the former parent’s early loan repayment to the Company.

Income Tax Expense

The effective income tax rate was 49.0 percent for the fourth quarter 2007 and 44.4 percent for the full year ended September 30, 2007. The full year 2007 effective tax rate increased from 42.2 percent for the nine months ended June 30, 2007 due primarily to the legacy income tax expense and lower benefits from a domestic manufacturing credit. The effective income tax rate was 66.1 percent for the fourth quarter 2006 and 61.1 percent for the full year ended September 30, 2006.

Use of Non-GAAP Measures

Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, acquisition related adjustments such as the cost of the closure of the U.S. Pipe Chattanooga, Tenn. facility and adjustments made as a result of the acquisition to increase the manufactured cost of acquired inventory to fair value. The Company presents Adjusted EBITDA because we consider it an important supplemental measure of performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, substantially all of which present Adjusted EBITDA when reporting their results.

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In addition, the credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants, such as interest coverage and leverage ratios.

A form of EBITDA also is widely used by the Company and others in its industry to evaluate and price potential acquisition candidates.

Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate Adjusted EBITDA differently than the Company, limiting its usefulness as a comparative measure. Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products Chairman, President and CEO Gregory E. Hyland and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live webcast to be held on Tuesday, November 6, 2007, at 8:30 a.m. EST. To listen to the event live or in archive, visit the Company Web site at www.muellerwaterproducts.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products, Inc. to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material pricing, labor, equipment and transportation costs; pricing actions by the Company’s competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production decreases, inventory control, the integration of acquired businesses, and the construction of a new manufacturing plant; and general changes in economic conditions. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

4

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are utilized by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With revenues of approximately $1.85 billion, the Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,600 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

- MWA -

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MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(dollars in millions)

	September 30, 2007	September 30, 2006
Assets
Cash and cash equivalents	$87.3	$81.4
Receivables, net of allowance for doubtful accounts of $4.9 million and $4.8 million at September 30, 2007 and September 30, 2006, respectively	302.1	322.9
Inventories	453.5	454.6
Deferred income taxes	29.2	42.6
Prepaid expenses and other current assets	66.3	33.7

Total current assets	938.4	935.2
Property, plant and equipment, net	351.8	337.0
Deferred financing fees and other long-term assets	17.5	16.8
Identifiable intangible assets, net	819.3	835.4
Goodwill	870.6	865.5

Total assets	$2,997.6	$2,989.9

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$6.2	$9.0
Accounts payable	100.7	129.9
Accrued expenses and other current liabilities	121.8	116.3

Total current liabilities	228.7	255.2
Long-term debt	1,094.3	1,118.3
Accrued pension liability	11.9	43.7
Accumulated postretirement benefits obligation	18.3	46.3
Deferred income taxes	307.3	278.5
Other long-term liabilities	26.1	20.9

Total liabilities	1,686.6	1,762.9

Common stock, $0.01 par value per share:
Series A—400,000,000 shares authorized; 29,006,267 shares and 28,750,000 shares issued at September 30, 2007 and September 30, 2006, respectively	0.3	0.3
Series B—200,000,000 shares authorized and 85,844,920 shares issued	0.8	0.8
Capital in excess of par value	1,422.0	1,417.5
Accumulated deficit	(124.8)	(173.0)
Accumulated other comprehensive income (loss)	12.7	(18.6)

Total stockholders’ equity	1,311.0	1,227.0

Total liabilities and stockholders’ equity	$2,997.6	$2,989.9

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,
	2007	2006
	(dollars in millions, except per share amounts)
Net sales	$474.9	$518.1
Cost of sales	356.7	383.0

Gross profit	118.2	135.1
Operating expenses:
Selling, general and administrative	67.5	61.6
Related party corporate charges	—	1.9

Total operating expenses	67.5	63.5

Income from operations	50.7	71.6
Interest expense, net of interest income	22.1	17.3
Loss on early extinguishment of debt	—	4.4

Income before income taxes	28.6	49.9
Income tax expense	14.0	33.0

Net income	$14.6	$16.9

Basic and diluted income per share	$0.13	$0.15

Basic shares	114,837,016	114,594,920

Diluted shares	115,491,373	114,684,045

	Year ended September 30,
	2007	2006
	(dollars in millions, except per share amounts)
Net sales	$1,849.0	$1,933.4
Cost of sales	1,385.8	1,525.7

Gross profit	463.2	407.7
Operating expenses:
Selling, general and administrative	251.6	242.1
Related party corporate charges	1.6	8.0
Facility rationalization, restructuring and related costs	—	28.6

Total operating expenses	253.2	278.7

Income from operations	210.0	129.0
Interest expense, net of interest income	86.8	107.4
Loss on early extinguishment of debt	36.5	8.5

Income before income taxes	86.7	13.1
Income tax expense	38.5	8.0

Net income	$48.2	$5.1

Basic and diluted income per share	$0.42	$0.05

Basic shares	114,730,159	95,454,509

Diluted shares	115,278,623	95,479,448

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME

FOR THE YEAR ENDED SEPTEMBER 30, 2007

(UNAUDITED)

(dollars in millions)

	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Comprehensive Income	Accumulated Other Comprehensive Income (Loss)	Total
Balance at September 30, 2006	$1.1	$1,417.5	$(173.0)		$(18.6)	$1,227.0
Cash dividends paid, $0.07 per share		(8.0)				(8.0)
Share-based compensation		10.7				10.7
Stock issued upon exercise of stock options		1.8				1.8
Adjustment to initially apply FAS 158, net of tax					15.2	15.2
Comprehensive income
Net income			48.2	$48.2		48.2
Other comprehensive income, net of tax
Net unrealized loss on derivatives				(2.1)	(2.1)	(2.1)
Foreign currency translation adjustments				8.2	8.2	8.2
Decrease in minimum pension liability				10.0	10.0	10.0

Comprehensive income				$64.3

Balance at September 30, 2007	$1.1	$1,422.0	$(124.8)		$12.7	$1,311.0

MUELLER WATER PRODUCTS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Year ended
	September 30,
	2007	2006
	(dollars in millions)
OPERATING ACTIVITIES
Net income	$48.2	$5.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	72.3	68.8
Amortization of intangibles	29.1	28.1
Write-off of premium on notes	(22.8)	(14.3)
Write-off of deferred financing fees	11.1	4.1
Stock-based compensation expense	10.7	3.1
Accretion on debt	7.1	12.9
Provision (credit) for deferred income taxes	30.1	(24.9)
Amortization of deferred financing fees	2.6	3.1
Loss on disposal of property, plant and equipment	2.6	2.1
Impairments of property, plant and equipment	—	21.5
Other, net	5.9	(2.7)
Changes in assets and liabilities, net of the effects of acquisitions:
Receivables	24.6	(25.2)
Inventories	9.3	70.4
Prepaid expenses and other assets	(0.5)	(1.3)
Accounts payable, accrued expenses and other current liabilities	(49.5)	(21.1)
Pension and other long-term liabilities	(21.6)	(22.1)

Net cash provided by operating activities	159.2	107.6

INVESTING ACTIVITIES
Additions to property, plant and equipment	(88.3)	(71.1)
Proceeds from sale of property, plant, and equipment	0.8	3.6
Acquisitions of businesses, net of cash acquired	(26.2)	(15.6)
Increase in amounts due to Walter	—	1.7

Net cash used in investing activities	(113.7)	(81.4)

FINANCING ACTIVITIES
(Decrease) increase in dollar value of bank checks outstanding	(10.3)	10.0
Proceeds from short-term borrowings	—	55.9
Retirement of short-term debt	—	(55.9)
Proceeds from long-term debt	1,140.0	1,050.0
Retirement of long-term debt	(1,151.1)	(1,031.9)
Proceeds from issuance of common stock	1.8	428.9
Payment of deferred financing fees	(11.4)	(21.6)
Dividends to shareholders	(8.0)	(444.5)
Dividend to Walter for acquisition costs	—	(12.0)
Walter contribution of Predecessor Mueller’s cash	—	76.3

Net cash (used in) provided by financing activities	(39.0)	55.2

Effect of exchange rates on cash	(0.6)	—

Net increase in cash and cash equivalents	5.9	81.4
Cash and cash equivalents at beginning of period	81.4	—

Cash and cash equivalents at end of period	$87.3	$81.4

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

Schedule of non-cash investing and financing activities:

The Company adopted FASB Statement No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans on September 30, 2007. In connection with this adoption the Company recorded the following non-cash transaction (dollars in millions):

September 30,
2007
Increase in deferred financing fees and other long-term assets	$2.5
Increase in accrued expenses and other current liabilities	(1.8)
Decrease in accumulated postretirement benefit obligation	24.0
Decrease in accrued pension liability	0.2
Increase in deferred income taxes	(9.8)
Increase in accumulated other comprehensive income (loss)	(15.1)

$—

On October 3, 2005, the Company's former parent, Walter Industries, purchased all the outstanding common stock of Predecessor Mueller:

(dollars in millions)
Contribution of Predecessor Mueller by Walter	$932.9
Less: Cash of Predecessor Mueller received	(76.3)

Total net assets received excluding cash	$856.6

Subsequent to the acquisition, Walter Industries forgave an intercompany receivable from U.S. Pipe of $443.6 million.

MUELLER WATER PRODUCTS, INC.

REPORTED GAAP RESULTS

(UNAUDITED)

(dollars in millions)

	Three months
	ended September 30,
	2007	2006
Net Sales
Mueller Co.	$199.5	$222.2
U.S. Pipe	146.6	163.9
Anvil	142.5	138.5
Consolidating Adjustments	(13.7)	(6.5)

Total	$474.9	$518.1

Income from Operations
Mueller Co.	$34.7	$52.6
U.S. Pipe	10.4	10.4
Anvil	13.4	16.1
Corporate	(7.8)	(7.5)

Total	$50.7	$71.6

	Year ended
	September 30,
	2007	2006
Net Sales
Mueller Co.	$775.0	$821.2
U.S. Pipe	551.8	598.5
Anvil	556.6	535.2
Consolidating Adjustments	(34.4)	(21.5)

Total	$1,849.0	$1,933.4

Income from Operations
Mueller Co.	$154.7	$144.8
U.S. Pipe	33.3	(17.0)
Anvil	57.4	31.8
Corporate	(35.4)	(30.2)
Consolidating Adjustments	—	(0.4)

Total	$210.0	$129.0

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months
	ended September 30,
	2007	2006
Income from Operations
Mueller Co.	$34.7	$52.6
U.S. Pipe	10.4	10.4
Anvil	13.4	16.1
Corporate	(7.8)	(7.5)

	$50.7	$71.6

Depreciation
Mueller Co.	$6.7	$6.3
U.S. Pipe	5.8	5.7
Anvil	5.6	5.1
Corporate	0.8	0.1

	$18.9	$17.2

Intangible Amortization
Mueller Co.	$6.2	$6.2
U.S. Pipe	0.2	—
Anvil	0.8	0.9

	$7.2	$7.1

Unusual Adjustments
Mueller Co. Inventory Step-Up	$—	$0.2

	$—	$0.2

Adjusted EBITDA
Mueller Co.	$47.6	$65.3
U.S. Pipe	16.4	16.1
Anvil	19.8	22.1
Corporate	(7.0)	(7.4)

	$76.8	$96.1

Income from operations	$50.7	$71.6
Interest expense, net of interest income	22.1	17.3
Loss on early extinguishment of debt	—	4.4
Income tax expense	14.0	33.0

Net income	$14.6	$16.9

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Year ended September 30,
	2007	2006
Income from Operations
Mueller Co.	$154.7	$144.8
U.S. Pipe	33.3	(17.0)
Anvil	57.4	31.8
Corporate	(35.4)	(30.2)
Consolidating Eliminations	—	(0.4)

	$210.0	$129.0

Depreciation
Mueller Co.	$26.8	$25.8
U.S. Pipe	23.3	22.7
Anvil	20.4	20.0
Corporate	1.8	0.3

	$72.3	$68.8

Intangible Amortization
Mueller Co.	$25.0	$24.6
U.S. Pipe	0.7	—
Anvil	3.4	3.5

	$29.1	$28.1

Unusual Adjustments
US Pipe Chattanooga Plant Closure Costs	$—	$49.9
Mueller Co. Inventory Step-Up	—	53.5
Anvil Inventory Step-Up	—	17.3

	$—	$120.7

Adjusted EBITDA
Mueller Co.	$206.5	$248.7
U.S. Pipe	57.3	55.6
Anvil	81.2	72.6
Corporate	(33.6)	(29.9)
Consolidating Eliminations	—	(0.4)

	$311.4	$346.6

Income from operations	$210.0	$129.0
Interest expense, net of interest income	86.8	107.4
Loss on early extinguishment of debt	36.5	8.5
Income tax expense	38.5	8.0

Net income	$48.2	$5.1

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months ended September 30,
	2007	2006
Adjusted EBITDA	$76.8	$96.1
Adjustments:
Depreciation	(18.9)	(17.2)
Amortization of intangibles	(7.2)	(7.1)
Inventory step-up	—	(0.2)
Interest expense, net of interest income	(22.1)	(17.3)
Loss on early extinguishment of debt	—	(4.4)
Income tax expense	(14.0)	(33.0)

Net income	$14.6	$16.9

	Year ended September 30,
	2007	2006
Adjusted EBITDA	311.4	$346.6
Adjustments:
Depreciation	(72.3)	(68.8)
Amortization of intangibles	(29.1)	(28.1)
Closure of U.S. Pipe Chattanooga facility	—	(49.9)
Inventory step-up	—	(70.8)
Interest expense, net of interest income	(86.8)	(107.4)
Loss on early extinguishment of debt	(36.5)	(8.5)
Income tax expense	(38.5)	(8.0)

Net income	$48.2	$5.1

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF PROFORMA EPS TO GAAP EPS

(UNAUDITED)

(dollars and shares in millions)

		Year ended September 30,
		2007
Proforma earnings per share		$0.60
Proforma basic and diluted earnings per share adjustment calculation:
Loss on early extinguishment of debt	$(36.5)
Less: tax benefit at 44.4% effective rate	16.2

Loss on early extinguishment of debt, net of tax	$(20.3)

Diluted shares	115.3	$(0.18)

Basic and diluted loss per share		$0.42

MUELLER WATER PRODUCTS, INC.

EARNINGS RELEASE SUPPLEMENTAL SCHEDULE

SELECTED FOOTNOTES

THREE MONTHS ENDED SEPTEMBER 30, 2007

(UNAUDITED)

Note 1. Legacy Income Tax Exposure

The Company acquired Predecessor Mueller Company on October 3, 2005. Predecessor Mueller Company refers to Mueller Co. and Anvil International prior to that acquisition. The Company has recently determined that, as the acquirer of Predecessor Mueller Company, it may have exposure with respect to certain state income tax matters of Predecessor Mueller Company. The Company believes the worst case state tax liability, excluding interest and penalties, related to the pre-acquisition period is approximately $7.5 million. This amount, net of federal tax benefit, has been recorded as an adjustment to goodwill. Also the Company has estimated that it may incur an additional $1.1 million of state income tax expense related to the three month period subsequent to the acquisition. This amount, net of federal tax benefit, has been recorded as tax expense in the fourth quarter 2007. In addition, the fourth quarter 2007 includes $1.9 million of estimated interest expense related to these legacy tax obligations. However inherent uncertainties exist in estimates of tax contingencies, and the actual amounts payable to each state could vary. The additional tax and interest expense in the fourth quarter 2007 reduced diluted earnings per share by approximately $0.02.

Note 2. FAS 158 Adoption

The Company adopted FASB Statement No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans on September 30, 2007. In connection with this adoption the Company recorded the following non-cash transaction (dollars in millions):

September 30, 2007
Increase in deferred financing fees and other long-term assets	$2.5
Increase in accrued expenses and other current liabilities	(1.8)
Decrease in accumulated postretirement benefit obligation	24.0
Decrease in accrued pension liability	0.2
Increase in deferred income taxes	(9.8)
Increase in accumulated other comprehensive income (loss)	(15.1)

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